Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of Stock Yards Bancorp, Inc. (the “Company”) whose signature appears below hereby constitutes and appoints each of James A. Hillebrand and T. Clay Stinnett his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 registering the Company’s common stock for issuance from time to time under the Stock Yards Bancorp, Inc. Amended and Restated Omnibus Equity Compensation Plan, and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/s/ Shannon B. Arvin Shannon B. Arvin	Director	April 30, 2024

/s/ Paul J. Bickel III Paul J. Bickel III	Director	April 25, 2024

/s/ Allison J. Donovan Allison J. Donovan	Director	April 25, 2024

/s/ David P. Heintzman David P. Heintzman	Director	April 25, 2024

Signature	Title	Date

/s/ Carl G. Herde Carl G. Herde	Director	April 25, 2024

/s/ Richard A. Lechleiter Richard A. Lechleiter	Director	April 25, 2024

/s/ Philip S. Poindexter Philip S. Poindexter	President and Director	April 25, 2024

/s/ Stephen M. Priebe Stephen M. Priebe	Director	April 25, 2024

/s/ Edwin S. Saunier Edwin S. Saunier	Director	April 25, 2024

/s/ John L. Schutte John L. Schutte	Director	April 25, 2024

/s/ Laura L. Wells Laura L. Wells	Director	April 25, 2024